UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 11, 2020

WAYFAIR INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36666	36-4791999
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 Copley Place

Boston, MA 02116

(Address of principal executive offices, including zip code)

(617) 532-6100

(Registrant’s telephone number, including area code)

N/A

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	W	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Purchase Agreement

On August 11, 2020, Wayfair Inc. (“Wayfair” or the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with certain financial institutions (collectively the “Initial Purchasers”) pursuant to which the Company agreed to sell $1,320,000,000 aggregate principal amount of 0.625% Convertible Senior Notes due 2025 (the “Initial Notes”). The Company also agreed to grant a 13-day option (the “Option”) to the Initial Purchasers to purchase all or part of an additional $198,000,000 aggregate principal amount of 0.625% Convertible Senior Notes due 2025 (the “Additional Notes” and, together with the Initial Notes, the “Notes”). On August 12, 2020, the Initial Purchasers exercised the Option in full, bringing the total aggregate principal amount for the Notes to $1,518,000,000.

The Purchase Agreement includes customary representations, warranties and covenants. Under the terms of the Purchase Agreement, the Company has agreed to indemnify the Initial Purchasers against certain liabilities.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the Purchase Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Indenture

The sale of the Notes closed on August 14, 2020. The Notes were issued pursuant to an indenture, dated August 14, 2020 (the “Indenture”), between the Company and U.S. Bank National Association, as trustee.

The Company will pay interest on the Notes semiannually in arrears at a rate of 0.625% per annum on April 1 and October 1 of each year, commencing on April 1, 2021. The Notes are convertible based upon an initial conversion rate of 2.3972 shares of the Company’s Class A common stock per $1,000 principal amount of Notes (equivalent to a conversion price of approximately $417.15 per share of the Company’s Class A common stock). The conversion rate will be subject to adjustment upon the occurrence of certain specified events, including certain distributions and dividends to all or substantially all of the holders of the Company’s Class A common stock, but will not be adjusted for accrued and unpaid interest. The Company will settle any conversions of the Notes in cash, shares of the Company’s Class A common stock or a combination thereof, with the form of consideration determined at the Company’s election.

The Notes will mature on October 1, 2025, unless earlier purchased, redeemed or converted. Prior to July 1, 2025, holders may convert all or a portion of their Notes only under the following circumstances: (1) during any calendar quarter commencing after the calendar quarter ending on December 31, 2020 (and only during such calendar quarter), if the last reported sale price of the Company’s Class A common stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day; (2) during the five business day period after any ten consecutive trading day period (the “measurement period”) in which the trading price per $1,000 principal amount of Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of the Company’s Class A common stock and the conversion rate on each such trading day; (3) with respect to any Notes called for redemption by the Company, at any time prior to the close of business on the second scheduled trading day immediately preceding the redemption date; or (4) upon the occurrence of specified corporate events. On and after July 1, 2025 until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert their Notes at any time, regardless of the foregoing circumstances. Holders of Notes who convert their Notes in connection with a make-whole fundamental change or a notice of redemption (each as defined in the Indenture) may be entitled to a premium in the form of an increase in the conversion rate of the Notes, provided that the conversion rate will not exceed 3.1763 shares of the Company’s Class A common stock per $1,000 principal amount of Notes, subject to adjustment.

The Company may not redeem the Notes prior to October 4, 2022. On or after October 4, 2022 the Company may redeem for cash all or part of the Notes if the last reported sale price of the Company’s Class A common stock equals or exceeds 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive), including at least one of the five trading days immediately preceding the date on which the Company provides notice of redemption, during any 30 consecutive trading days ending on, and including the trading day immediately preceding the date on which the Company provides notice of the redemption. The redemption price will be 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any.

Upon the occurrence of a fundamental change (as defined in the Indenture), holders may require the Company to repurchase all or a portion of their Notes for cash at a price equal to 100% of the principal amount of the Notes to be repurchased plus any accrued but unpaid interest to, but excluding, the fundamental change repurchase date.

The Indenture contains customary terms and covenants, including that upon certain events of default occurring and continuing, either the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding may declare the entire principal amount of all the Notes plus accrued interest, if any, to be immediately due and payable.

The Notes are general unsecured obligations of the Company. The Notes rank senior in right of payment to any of the Company’s indebtedness that is expressly subordinated in right of payment to the Notes; equal in right of payment to the Company’s existing and future unsecured indebtedness that is not so subordinated, such as its 0.375% convertible senior notes due 2022 (the “2022 Notes”), 1.125% convertible senior notes due 2024, 2.50% accreting convertible senior notes due 2025 (the “Existing 2025 Notes”) and 1.00% convertible senior notes due 2026; effectively junior in right of payment to any of the Company’s secured indebtedness to the extent of the value of the assets securing such indebtedness, such as the Company’s senior secured revolving credit facility; and structurally junior to all existing and future indebtedness and other liabilities (including trade payables) of the Company’s subsidiaries, including Wayfair LLC’s guarantee of the Existing 2025 Notes.

The net proceeds from the sale of the Notes were approximately $1,500.3 million, after deducting the Initial Purchasers’ discounts and the estimated offering expenses payable by the Company. The Company used approximately $255.0 million of the net proceeds from the offering to pay the cost of the Capped Call Transactions (as defined below). In addition, the Company used approximately $1,040.9 million of the net proceeds from the offering to repurchase for cash approximately $343.4 million aggregate principal amount of the Company’s 2022 Notes. Approximately $87.8 million aggregate principal amount of the 2022 Notes remain outstanding. The Company intends to use the remaining net proceeds from the offering for working capital and general corporate purposes, including, but not limited to, operating and capital expenditures. The Company may also use a portion of such net proceeds to finance acquisitions, strategic transactions, investments, repurchases of its Class A common stock or the repayment, redemption, purchase or exchange of indebtedness (including the Company’s existing convertible notes). While the Company has no specific plans currently, the Company may also use such net proceeds to mitigate the equity dilution associated with convertible debt through cash purchases to offset a portion of the shares of Class A common stock underlying the Company’s existing convertible notes, in open-market purchases, privately negotiated transactions or otherwise upon such terms, at such prices and in such amounts as the Company may determine based on market conditions, the Company’s liquidity requirements, contractual restrictions and other factors, any of which may change, and the amounts involved may be material.

The foregoing description is qualified in its entirety by reference to the text of the Indenture and the Form of 0.625% Convertible Senior Notes due 2025, which are attached as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Capped Call Transactions

In connection with the pricing of the Notes, the Company entered into privately negotiated capped call transactions (the “Base Capped Call Transactions”) with certain of the Initial Purchasers or their respective affiliates and certain other financial institutions (the “Option Counterparties”). On August 12, 2020, in connection with the Initial Purchasers’ exercise of the Option, the Company entered into additional capped call transactions with the Option Counterparties (the “Additional Capped Call Transactions” and, together with the Base Capped Call Transactions, the “Capped Call Transactions”). Collectively, the Capped Call Transactions cover, initially, the number of shares of the Company’s Class A common stock underlying the Notes, subject to anti-dilution adjustments substantially similar to those applicable to the Notes. The cost of the Capped Call Transactions was approximately $255.0 million.

The Capped Call Transactions are expected generally to reduce the potential dilution and/or offset the cash payments the Company is required to make in excess of the principal amount of the Notes upon conversion of the Notes in the event that the market price per share of the Company’s Class A common stock is greater than the strike price of the Capped Call Transactions (which initially corresponds to the initial conversion price of the Notes and is subject to certain adjustments under the terms of the Capped Call Transactions), with such reduction and/or offset subject to a cap based on the cap price of the Capped Call Transactions. The cap price of the Capped Call Transactions will initially be $787.0780 per share of the Company’s Class A common stock, which represents a premium of 150% over the U.S. composite volume weighted average price of the Company’s Class A common stock on Tuesday, August 11, 2020, including the opening and closing trades on such day, and is subject to certain adjustments under the terms of the Capped Call Transactions. The options underlying the Capped Call Transactions can, at the Company’s option, remain outstanding until October 1, 2025, which is the maturity date for the Notes, even if all or a portion of the Notes are converted, repurchased or redeemed prior to such date.

The Capped Call Transactions are separate transactions, in each case, entered into by the Company with the Option Counterparties, and are not part of the terms of the Notes and will not affect any holder’s rights under the Notes. Holders of the Notes will not have any rights with respect to the Capped Call Transactions.

The summary of the foregoing transactions is qualified in its entirety by reference to the text of the letter agreements in respect of the Capped Call Transactions, which are attached as Exhibits 10.2, 10.3, 10.4, 10.5, 10.6, 10.7, 10.8, 10.9, 10.10, 10.11, 10.12 and 10.13 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Current Report on Form 8-K under the heading “Indenture” is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth under Items 1.01 and 2.03 of this Current Report on Form 8-K is incorporated herein by reference.

The Company’s offering of the Notes to the Initial Purchasers was made in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Company relied on this exemption from registration based in part on representations made by the Initial Purchasers in the Purchase Agreement, including that the Initial Purchasers would only offer, sell or deliver the Notes to persons whom they reasonably believe to be qualified institutional buyers within the meaning of Rule 144A under the Securities Act.

The Notes and the shares of the Company’s Class A common stock issuable upon conversion of the Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or applicable exemption from registration requirements.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of federal and state securities laws. All statements other than statements of historical fact contained in this Current Report on Form 8-K, including, but not limited to, statements regarding: the anticipated use of the net proceeds of the offering of the Notes; and expectations regarding the effect of the Capped Call Transactions; are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions.

Forward-looking statements are based on current expectations of future events. The Company cannot guarantee that any forward-looking statement will be accurate, although the Company believes that it has been reasonable in its expectations and assumptions. Investors should realize that if underlying assumptions prove inaccurate or that known or unknown risks or uncertainties materialize, actual results could vary materially from the Company’s expectations and projections. Investors are therefore cautioned not to place undue reliance on any forward-looking statements. These forward-looking statements speak only as of the date of this Current Report on Form 8-K and, except as required by applicable law, the Company undertakes no obligation to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events or otherwise.

A list and description of risks, uncertainties and other factors that could cause or contribute to differences in the Company’s results can be found in its filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and subsequent filings. The Company qualifies all of its forward-looking statements by these cautionary statements.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description of Exhibit

4.1	Indenture, dated as of August 14, 2020, by and between Wayfair Inc. and U.S. Bank National Association, as trustee.

4.2	Form of 0.625% Convertible Senior Notes due 2025 (included in Exhibit 4.1).

10.1	Purchase Agreement, dated August 11, 2020, by and among Wayfair Inc. and Citigroup Global Markets Inc. and Goldman Sachs & Co. LLC, as representatives of the several Initial Purchasers.

10.2	Letter Agreement, dated August 11, 2020, between Barclays Bank PLC and Wayfair Inc. regarding the Base Capped Call Transaction.

10.3	Letter Agreement, dated August 11, 2020, between Citibank, N.A. and Wayfair Inc. regarding the Base Capped Call Transaction.

10.4	Letter Agreement, dated August 11, 2020, between Morgan Stanley & Co. LLC and Wayfair Inc. regarding the Base Capped Call Transaction.

10.5	Letter Agreement, dated August 11, 2020, between Goldman Sachs & Co. LLC and Wayfair Inc. regarding the Base Capped Call Transaction.

10.6	Letter Agreement, dated August 11, 2020, between Nomura Global Financial Products Inc. and Wayfair Inc. regarding the Base Capped Call Transaction.

10.7	Letter Agreement, dated August 11, 2020, between Bank of Montreal and Wayfair Inc. regarding the Base Capped Call Transaction.

10.8	Letter Agreement, dated August 12, 2020, between Barclays Bank PLC and Wayfair Inc. regarding the Additional Capped Call Transaction.

10.9	Letter Agreement, dated August 12, 2020, between Citibank, N.A. and Wayfair Inc. regarding the Additional Capped Call Transaction.

10.10	Letter Agreement, dated August 12, 2020, between Morgan Stanley & Co. LLC and Wayfair Inc. regarding the Additional Capped Call Transaction.

10.11	Letter Agreement, dated August 12, 2020, between Goldman Sachs & Co. LLC and Wayfair Inc. regarding the Additional Capped Call Transaction.

10.12	Letter Agreement, dated August 12, 2020, between Nomura Global Financial Products Inc. and Wayfair Inc. regarding the Additional Capped Call Transaction.

10.13	Letter Agreement, dated August 12, 2020, between Bank of Montreal and Wayfair Inc. regarding the Additional Capped Call Transaction.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAYFAIR INC.

Date: August 17, 2020	By:	/s/ ENRIQUE COLBERT
Enrique Colbert
General Counsel and Secretary